Exhibit 99.2

WP CityMD Topco LLC

Condensed Consolidated Financial Statements (Unaudited)

As of and for the Nine Months Ended September 30, 2022

WP CityMD Topco LLC
Index
As of and for the Nine Months Ended September 30, 2022

Page(s)
Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheet (Unaudited)	3

Condensed Consolidated Statement of Operations and Comprehensive Income (Unaudited)	4

Condensed Consolidated Statement of Changes in Members’ Equity (Unaudited)	5

Condensed Consolidated Statement of Cash Flows (Unaudited)	6

Notes to the Condensed Consolidated Financial Statements (Unaudited)	7–22

WP CityMD Topco LLC

Condensed Consolidated Balance Sheet (Unaudited)

As of September 30, 2022

(in thousands)
Assets
Current assets
Cash and cash equivalents	$120,996
Accounts receivable	330,096
Inventories	47,650
Prepaid expenses and other	104,801
Due from non-consolidated affilliate	1,690
Marketable securities	10,721

Total current assets	615,954

Noncurrent assets
Property and equipment, net	506,128
Investment in non-consolidated affiliates	26,202
Long-term marketable securities	3,957
Goodwill	2,151,961
Intangible assets, net	165,299
Deferred tax asset, net	50,716
Other assets	51,026

Total noncurrent assets	2,955,289

Total assets	$3,571,243

Liabilities and Members’ Equity
Current liabilities
Accounts payable	61,280
Accrued compensation and benefits	193,373
Other accrued expenses	83,113
Short-term seller obligations	67,350
Short-term capital lease obligations	10,401
Short-term debt	17,843
Other current liabilities	15,586

Total current liabilities	448,946

Noncurrent liabilities
Long-term debt	1,719,289
Long-term compensation and benefits	76,374
Deferred rent	90,121
Self-insured risks	53,918
Long-term seller obligations	22,954
Long-term capital lease obligations	25,741
Other liabilities	13,332

Total noncurrent liabilities	2,001,729

Total liabilities	2,450,675

Members’ equity	1,120,568

Total liabilities and members’ equity	$3,571,243

The accompanying notes are an integral part of these condensed consolidated financial statements.

WP CityMD Topco LLC

Condensed Consolidated Statement of Operations and Comprehensive Income (Unaudited)

Nine Months Ended September 30, 2022

(in thousands)
Revenue
Patient service fees	$2,019,969
Performance based fees	23,647
Service fees	12,297
Management fees	3,557

Total revenue	2,059,470

Cost of services
Compensation and related expense	1,053,830
Medical supplies expense	291,770
Occupancy expense	138,313
Self-insurance risk expense	12,405
Operating expense	89,526
Depreciation and amortization	53,628

Total cost of services	1,639,472

Gross profit	419,998
General and administrative expense	470,836
Equity-based and acquisition-related compensation	139,646
Acquisition transaction and related costs	330
Other expense	2,192
Interest expense, net	65,674

Loss before income tax benefit	(258,680)
Income tax benefit	56,269
Equity in net income of non-consolidated affiliates	1,787

Net loss	(200,624)

Other comprehensive loss, net of tax
Unrealized loss on marketable securities	(310)

Other comprehensive loss	(310)

Comprehensive loss	$(200,934)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WP CityMD Topco LLC

Condensed Consolidated Statement of Changes in Members’ Equity (Unaudited)

Nine Months Ended September 30, 2022

(in thousands)
	Capital Account	Comprehensive Loss	Accumulated (Deficit) Retained Earnings	Total
Balance as of December 31, 2021	$1,248,878	$(199)	$36,358	$1,285,037
Acquisition contributions	6,563	—	—	6,563
Capital contributions	2,507	—	—	2,507
Capital redemptions	(14,057)	—	—	(14,057)
Equity-based compensation	41,452	—	—	41,452
Unrealized loss in marketable securities	—	(310)	—	(310)
Net loss	—	—	(200,624)	(200,624)

Balance as of September 30, 2022	$1,285,343	$(509)	$(164,266)	$1,120,568

The accompanying notes are an integral part of these condensed consolidated financial statements.

WP CityMD Topco LLC

Condensed Consolidated Statement of Cash Flows (Unaudited)

Nine Months Ended September 30, 2022

(in thousands)
Cash flows from operating activities
Net loss	$(200,624)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	73,828
Equity-based compensation	41,452
Amortization of deferred financing costs	4,820
Deferred income taxes	(58,845)
Equity in net income of non-consolidated affiliates	(1,787)
Other non-cash activities	1,400
Changes in operating assets and liabilities, net of business acquisitions
Accounts receivable	65,302
Inventories	(1,442)
Prepaid expenses and other	(22,625)
Other current and noncurrent assets	(1,362)
Accounts payable and other accrued expenses	(42,091)
Accrued payroll and compensation benefits	61,030
Self-insured risks	7,547
Noncurrent compensation and benefits	23,233
Other current and noncurrent liabilities	64,689

Net cash provided by operating activities	14,525

Cash flows from investing activities
Purchase of property and equipment	(88,101)
Business acquisitions, net of cash acquired	(28,491)
Contributions to other investments	(8,177)
Purchase of marketable securities and equity investment	(5,195)
Proceeds on sale of marketable securities and equity investments	4,286

Net cash used in investing activities	(125,678)

Cash flows from financing activities
Principal payments on term loan	(8,922)
Capital contributions	2,507
Redemption of TopCo equity units	(14,057)
Payments on capital leases obligations and other finance obligations	(7,067)

Net cash used in financing activities	(27,539)

Net decrease in cash and cash equivalents	(138,692)
Cash and cash equivalents at beginning of the period	259,688

Cash and cash equivalents at end of the period	$120,996

Supplemental Non-cash Information
Property and equipment and capital leases included in liabilities	$39,937
Non-cash acquisition equity financing	6,563

The accompanying notes are an integral part of these condensed consolidated financial statements.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

1.	Description of The Business

WP CityMD Topco LLC (“Topco” and, together with all consolidated entities, the “Company”) is the sole owner of WP CityMD Holdco LLC (“Holdco”), which is the sole owner of WP CityMD Bidco LLC (“Bidco”). Through its ownership in Bidco, the Company is the sole owner of City Practice Group USA Holdings, LLC (“CityMD”), and its wholly owned subsidiaries including the Urgent MD Risk Retention Group, Inc, (“RRG”) and is the primary beneficiary of City Medical of Upper East Side, PLLC, (“CityMedical NY”) and City Medical of New Jersey, P.C. (“CityMedical NJ”). Refer to Note 5 – Variable Interest Entities for additional information.

The Company is engaged in providing multi-specialty and urgent medical care services. As of September 30, 2022, the Company had more than 2,800 providers across more than 370 locations in New York, New Jersey, Connecticut, Pennsylvania, and Central Oregon. Topco is owned by Warburg Pincus LLC, several physicians, certain members of management, and other employees and investors. Physicians that own, are employed or contracted by, or are otherwise affiliated with some of the consolidated entities exercise their independent professional clinical judgment when providing clinical patient care. Topco, as the parent company, does not contract with physicians to provide medical services nor does it practice medicine in any way. Actions by physician owned and controlled medical practices may, for ease of reference, be described in these condensed consolidated financial statements as actions by the Company. Such descriptions shall not be read to imply unauthorized corporate practice of medicine.

Impacts of COVID-19

In 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a Public Health Emergency of International Concern. The COVID-19 pandemic caused a disruption to the nation’s healthcare system. The U.S. Government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) that has a number of benefits that are applicable to the Company and other healthcare providers. As permitted by the CARES Act, the Company elected to defer payment for the employer portion of payroll taxes. As of September 30, 2022, the Company’s outstanding deferred amount totaled $10.9 million and was recorded in Accrued compensation and benefits in the condensed consolidated balance sheet. This amount was paid in December 2022.

2.	Summary of Significant Accounting Policies

Basis of Consolidation and Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of the financial position, results of operations, or cash flows of the Company. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021 and related notes thereto included.

These unaudited interim condensed consolidated financial statements have been prepared on a basis consistent with the audited annual financial statements as of and for the year ended December 31, 2021. In the opinion of management, the unaudited interim condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of and for the nine months ended September 30, 2022. The financial data and other information disclosed in these notes are also unaudited. The condensed consolidated results of operations for the nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the full year ending December 31, 2022 or any other period.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

The condensed consolidated financial statements of the Company include the assets, liabilities, revenues, and expenses of all wholly owned subsidiaries, majority-owned subsidiaries over which the Company exercises control, and variable interest entities (“VIE”) in which it has a controlling financial interest and is the primary beneficiary. Intercompany balances and transactions have been eliminated from the condensed consolidated financial statements.

Significant Accounting Policies

The Company’s significant accounting policies are described in the notes to the audited financial statements as of and for the year ended December 31, 2021. As of September 30, 2022, there have been no material changes to any of the significant accounting policies contained therein.

Recent Accounting Pronouncements

The following indicates the Company’s assessment of the impact of Financial Accounting Standards Board (“FASB”) pronouncements that are applicable to the Company and may have an impact on the condensed consolidated financial statements upon adoption.

New Accounting Pronouncements Not Yet Effective

Accounting Standards Update (“ASU”) 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance, requires annual disclosures that increase the transparency of transactions involving government grants, including (1) the types of transactions, (2) the accounting for those transactions, and (3) the effect of those transactions on an entity’s financial statements. ASU 2021-10 is effective for all entities for annual periods beginning after December 15, 2021. The Company does not expect the adoption of ASU 2021-10 to have an impact on the condensed consolidated financial statements.

ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with Accounting Standards Codification Topic 606—Revenue from Contracts with Customers (“ASC 606”). Under current GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers, at fair value on the acquisition date. This ASU will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC 606. The guidance is effective for annual and interim periods beginning after December 15, 2023. This update should be applied prospectively to business combinations occurring on or after the effective date of the guidance. The Company is evaluating the impact that ASU 2021-08 may have on its condensed consolidated financial statements.

ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The ASU provides optional expedients and exceptions for applying U.S. GAAP to contracts and transactions that reference LIBOR or another reference rate expected to be discontinued. It is intended to ease the financial reporting burdens related to the expected market transition to alternative reference rates. In December 2022, the FASB issued ASU 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, to extend the temporary accounting rules under Topic 848 from December 31, 2022 to December 31, 2024.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

The Company is currently evaluating the impact that this guidance may have on its condensed consolidated financial statements.

ASU 2016-02, Leases (Topic 842) and subsequently issued supplemental ASUs (collectively “ASC 842”) requires an entity to recognize assets and liabilities on the balance sheet for both financing and operating leases and requires additional qualitative and quantitative disclosures regarding lease arrangements. ASC 842 is effective for private companies in fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The Company will adopt the new standard using the modified retrospective approach. The Company estimates that the adoption of ASC 842 will result in initial increases of its long-term assets and liabilities of approximately $900.0 million to $1.0 billion relating to its operating lease commitments existing as of the adoption date that will become subject to balance sheet recognition. These balances will fluctuate over time as the Company’s lease portfolio changes as a result of ongoing lease-related activity.

3.	Business Combinations

Acquisitions are an important part of the Company’s long-term growth strategy to expand its medical provider network and market presence, as well as enhance its patient service offerings in both urgent and multi-specialty health care.

The Company accounts for business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date. The excess of the purchase price over the estimated fair value of the net assets acquired is recorded as goodwill. The condensed consolidated financial statements reflect the operations of an acquired business beginning as of the date of acquisition.

Certain assumptions and estimates are employed in evaluating the fair value of assets acquired and liabilities assumed. These estimates may be affected by factors such as changing market conditions, or changes in regulations governing the health care industry. The most significant assumptions requiring judgment involve identifying and estimating the fair value of intangible assets and their associated useful lives for establishing amortization periods. Depending on the significance and complexity of the acquisition, the Company may utilize the services of independent valuation specialists to assist in the determination of the fair value of acquired tangible and intangible assets.

While the Company uses its best estimates and assumptions to accurately value the assets acquired and liabilities assumed, such estimates are subject to refinement as additional information is obtained about the facts and circumstances that existed as of the respective acquisition dates. The purchase price allocation is finalized once all information is obtained, but not to exceed one year from the acquisition date. Adjustments made to the values of the assets acquired and liabilities assumed made during the one-year measurement period will have a corresponding offset to goodwill. Such adjustments may have a significant impact on the condensed consolidated financial statements.

Transaction costs related to acquisitions are expensed as incurred. During the nine months ended September 30, 2022, the Company incurred transaction costs totaling $0.3 million. Such costs are included within Acquisition transaction and related costs in the accompanying condensed consolidated statement of operations and comprehensive income.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

2022 Acquisitions

Pursuant to an asset purchase agreement, the Company acquired the business of Internal Medicine Associates, P.C. (“Med Associates”) on February 24, 2022. Med Associates operates a medical practice specializing in internal medicine in New York. The acquisition will enhance the Company’s position and ability to provide multi-specialty services to patients in New York. The total purchase price consideration was $28.4 million, which includes $19.1 million of cash paid at closing, $9.0 million of deferred cash consideration to be paid out over a two-year period without any contingent conditions, and $0.3 million of contingent consideration. The purchase price was allocated to property and equipment of $1.3 million and other assets of $0.1 million. The excess of purchase price recognized as goodwill amounted to $27.0 million. The entire amount of goodwill is deductible for tax purposes.

During the nine months ended September 2022, the Company completed other acquisitions for a total aggregate consideration of $28.3 million, net of cash acquired. The total aggregate consideration included $15.4 million of net cash consideration, $6.6 million of Topco equity units, $0.3 million of contingent consideration, and $6.0 million of contingent Topco equity consideration tied to future business performance. The contingent Topco equity consideration is measured at fair value and is classified under level 3 as part of the fair value hierarchy. The fair value represents management’s estimate of the amount payable based on expected business performance. Additional consideration included $16.2 million in deferred cash consideration payable in equal annual installments over three years and Topco equity consideration of $10.8 million. Both the deferred cash and equity consideration are tied to the continued employment and services of the recipients post-acquisition. As such, the amounts are considered compensatory and are expensed over the requisite service periods. The total net fair value of the assets acquired was approximately $0.7 million, with the excess $27.6 million allocated to goodwill. The total amount of goodwill deductible for tax purposes is $8.4 million. The acquisitions expanded the Company’s multi-specialty services in new markets.

2021 Acquisitions

During the nine month period ended September 30, 2022, the Company recorded adjustments to the purchase accounting of both the New Jersey Urology, LLC and related entities (collectively “NJU”) and WestMed Medical Group PLLC (“WestMed”) acquisitions. The initial purchase accounting allocations of these acquisitions were previously disclosed in the audited financial statements as of and for the year ended December 31, 2021. The purchase accounting adjustments were appropriately recorded during the one-year measurement period, in accordance with ASC 805, Business Combinations. The resulting impacts of the purchase accounting adjustments were as follows:

The net cash consideration transferred for the acquisition of NJU was reduced by $6.0 million, following the settlement of working capital and the release of the working capital escrow back to the Company. In addition, current liabilities were increased by $2.9 million and the remaining adjustments amounted to a $0.2 million increase in the net assets acquired. As a result of the aforementioned adjustments, a corresponding reduction of $3.3 million was recorded to goodwill.

The adjustments to the WestMed purchase price allocation primarily consisted of increases to current and non-current liabilities of $6.3 million and $2.6 million, respectively. The remaining adjustments to current assets amounted to $1.4 million. As a result of the aforementioned adjustments, a

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

corresponding increase of $7.5 million was recorded to goodwill. Separately, the settlement of the closing statement calculation, as defined by the agreement, resulted in a $10.0 million reduction in the total deferred cash consideration payable to the sellers on the first anniversary of the December 23, 2021 acquisition date. The deferred cash consideration was excluded from the purchase price, as it was tied to both the continued employment and services of the recipients over the one-year period. Please refer to Note 12 – Seller Obligations for additional information.

4.	Patient Service Fee Revenue and Accounts Receivable

Contractual relationships with patients generally involve a third-party payor. As a result, the Company receives payments from healthcare payors as well as from self-pay patients who may bear some, or all of the cost of the service in the form of co-pays, coinsurance or deductible, or the entire cost when the patient does not have health insurance. As of September 30, 2022, patient and payor fees represented approximately 13% and 87%, respectively, of gross accounts receivable. Receivables from payors include patient care services covered by Medicare and Medicaid programs from the federal government, managed care plans and private insurers. Management recognizes that revenues and receivables from certain payors are significant to the Company’s operations, but it does not believe that there is significant credit risk associated with such payors. Concentration of credit risk with respect to patients is limited due to a large patient population and the value of individual patient accounts receivable.

On March 15, 2022, the Health Resources & Services Administration (“HRSA”) Uninsured Program announced that the program would stop accepting claims for payment of COVID-19 testing as of March 22, 2022, due to lack of sufficient funds. As a result of the suspension of the HRSA uninsured program, the Company wrote-off $16.6 million of receivables outstanding as of December 31, 2021 from HRSA COVID-19 testing claims during the nine months ended September 30, 2022.

5.	Variable Interest Entities

The Company is the primary beneficiary of certain VIEs, which are included in the condensed consolidated financial statements. These VIEs include, Summit Medical Group, P.A. (“SMG”), CityMedical NY, CityMedical NJ, NJU, WestMed and a professional corporation, Bend Memorial Clinic, P.C. (“Bend”). Through the limited liability related agreements and Summit Health Management, LLC’s (“SHM”) MSAs with each of these entities, the Company, through SHM, provides comprehensive business support services to all of these entities. Accordingly, the Company has the decision-making power over the nonclinical activities that most significantly impact the economic performance of the VIEs and an obligation to absorb losses or receive benefits from the VIE that could potentially be significant to the VIE. These decisions and significant activities include, but are not limited to, the approval of operating and capital budgets, the ability to direct nonclinical activities, including the sole ability to hire and terminate nonclinical personnel, and the purchase and sale of nonclinical assets. The Company, through its wholly owned subsidiary SHM, also has certain rights and obligations to its involvement with the VIEs, including requirements over marketing efforts, nonclinical oversight of patient admissions, training, procurement, billing, collections and maintenance of medical records. In addition, the Company has related party common equity ownership and senior management influence with the equity owners of the VIEs and Topco.

Certain VIEs, including SMG, CityMedical NY, CityMedical NJ, NJU, and WestMed, have securitized their assets, which can be used to settle certain Company debt obligations in addition to their own obligations. Therefore, these entity assets and liabilities are not separately disclosed below. The terms of other VIE management agreements with SHM do not allow the Company to use their assets to satisfy the obligations of other consolidated entities. During 2022, the Company continued the execution of a phased transfer of certain assets and operations from CityMedical NJ to SMG. In addition, the Company provides overall support to the VIEs through its bank credit facilities.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

The VIE assets and liabilities included in the condensed consolidated balance sheet that are not available to satisfy obligations of other consolidated entities as of September 30, 2022, are as follows:

(in thousands)
Assets
Current assets
Cash and cash equivalents	$6,987
Accounts receivable	15,357
Other current assets	3,045

Total current assets	25,389

Total assets	$25,389

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$7,224
Other current liabilities	72

Total current liabilities	7,296
Other long-term liabilities	2,648

Total liabilities	$9,944

Management fee revenues recorded by SHM under MSAs with the VIEs that are not allowed to use their assets to satisfy the obligations of other consolidated entities totaled $76.3 million for the nine months ended September 30, 2022. These amounts were eliminated in consolidation.

As of September 30, 2022, the related SHM management fee receivable balance with VIEs that are not allowed to use their assets to satisfy the obligations of other consolidated entities was $20.7 million. These amounts were eliminated in consolidation.

6.	Marketable Securities and Other Investments

Marketable securities include debt and equity securities held by Diamond Hill Insurance Company, Ltd. (“DHIC”), a wholly owned subsidiary. DHIC is responsible for a substantial portion of the Company’s professional liability claims. Refer to Note 13 – Self-Insured Risks for additional information. The classification of these investments as current or noncurrent is based on the maturity of the underlying securities. During the nine months ended September 30, 2022, unrealized income (loss) on marketable securities still held at the reporting date were netted and recognized in the condensed consolidated statement of operations and comprehensive income.

In 2022, the Company established a non-qualified deferred compensation plan for certain employees and members of management. The Company invests in corporate-owned life insurance policies, which are held within an irrevocable grantor or “rabbi” trust account for settlement of certain of the Company’s obligations under the deferred compensation plan. The assets of the trust are subject to the claims of the Company’s creditors in the event that the Company becomes insolvent. Consequently, the rabbi trust qualifies as a grantor trust for income tax purposes.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

The fair values of the Company’s marketable securities and other investments as of September 30, 2022, are as follows:

		Fair Value Measurements
(in thousands)		Active Markets for Identical Assets	Significant Other Observable Inputs
September 30, 2022	Fair Value	(Level 1)	(Level 2)
Equity securities	$9,744	$7,462	$2,282
Debt securities	2,993	—	2,993
Trust fund deposits	1,941	1,941	—
Other investments - Rabbi Trust	7,649	—	7,649

	$22,327	$9,403	$12,924

There were no Level 3 marketable securities as of September 30, 2022.

The Company’s investments are recorded in the condensed consolidated balance sheet at their fair values. Fair values are based on the last reported prices from independent securities brokers.

Equity securities are measured at fair value through profit and loss, with movements in fair value recognized directly in Other expense on the condensed consolidated statement of operations and comprehensive income. As of September 30, 2022, the Company’s equity securities include investments in mutual funds. None of the funds impose redemption penalties and do not have a redemption notice period. In addition, there are no unfunded commitments.

Debt securities with fair values below cost that are not expected to be recovered are adjusted. Adjustments resulting from credit losses are recorded as Other expenses on the condensed consolidated statement of operations and comprehensive income. Adjustments, not associated with credit losses, are recorded within Other comprehensive loss in the condensed consolidated statement of operations and comprehensive income. As of September 30, 2022, management considered the nature and number of available-for-sale debt securities in an unrealized loss position. Given there is no decline in expected return on the securities and the Company’s ability and intent to hold the securities through maturity, there was no credit loss considered or recorded on these investments.

As of September 30, 2022, the maturity distribution of debt securities is as follows:

Amortized Cost
(in thousands)
Within one year	$977
Between one and five years	1,345
More than five years	974

Total	$3,296

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

Other investments consist of the corporate-owned life insurance policy assets held in the Rabbi Trust. They are carried at fair value and are included in Other assets on the condensed consolidated balance sheet. Because the mutual funds and company-owned life insurance policies are combined in the plan, they are categorized as Level 2 in the fair value measurement hierarchy. The Company records gains and losses in Other expenses on the condensed consolidated statement of operations and comprehensive income.

During the nine months ended September 30, 2022, proceeds from disposal of investments amounted to $4.3 million.

7.	Leases

Operating Leases

The Company leases various medical equipment and administrative and operating locations under noncancelable leases. Rent expense is recognized on a straight-line basis over the term of the lease. Rent expense for the nine months ended September 30, 2022 amounted to $101.4 million. Leases generally range in terms from one to twenty years with early termination and renewal provisions.

As of September 30, 2022, the Company had the following future minimum operating lease commitments:

(in thousands)
Fiscal Year
2022	$31,766
2023	131,807
2024	130,839
2025	127,465
2026	122,979
Thereafter	806,162

The Company directly or indirectly leases certain clinical locations from physicians who are employed by the Company that are deemed related parties. During the nine months ended September 30, 2022, the Company incurred lease costs of $3.8 million related to these leases.

The Company leases clinical space from noncontrolled interest entities. During the nine months ended September 30, 2022, the Company incurred lease costs of $1.9 million related to these leases.

Capital Leases

The Company leases various medical and information technology equipment under noncancelable capital leases. During the nine months ended September 30, 2022, the Company entered into new capital lease arrangements totaling $27.8 million. The amount of capital lease obligations outstanding as of September 30, 2022 was $36.1 million. The noncurrent portions of the capital leases generally have repayment periods of three to six years. Interest rates on capital leases range from 2.7% to 12.5%.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

As of September 30, 2022, the Company had the following future minimum capital lease commitments:

(in thousands)
Fiscal Year
2022	$3,142
2023	11,806
2024	9,730
2025	6,879
2026	5,712
Thereafter	2,921

40,190
Less amount representing interest	(4,048)

Present value of future minimum payments	36,142
Less current portion of capital lease obligations	(10,401)

Total capital lease obligations, net of current portion	$25,741

8.	Goodwill and Intangible Assets

The changes in the carrying amount of goodwill during the nine months ended September 30, 2022, consisted of the following:

(in thousands)
Beginning balance	$2,093,035
Goodwill acquisitions	54,671
Measurement period adjustments	4,255

Ending balance	$2,151,961

The Company’s intangible assets as of September 30, 2022, consisted of the following:

(in thousands)
Description	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Summit trade name	$50,500	(7,914)	$42,586
CityMD trade name	163,900	(43,547)	120,353
NJU trade name	4,200	(3,173)	1,027
WestMed trade name	5,900	(4,567)	1,333

Total	$224,500	$(59,201)	$165,299

Amortization expense for intangible assets for the nine months ended September 30, 2022, was $15.6 million and is included in Cost of services on the condensed consolidated statement of operations and comprehensive income.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

9.	Investments in and Advances to Nonconsolidated Affiliates

Investments in and advances to nonconsolidated affiliates consisted of the following as of September 30, 2022:

(in thousands)
Equity method investments in SASC	$20,728
Other investments	5,474

Total	$26,202

The Company owns 61.0% of Summit Atlantic Surgery Center, LLC, (“SASC”) through its consolidated voting VIE entity, SMG. Refer to Note 5 – Variable Interest Entities for more information. While SMG has the ability to exercise significant influence over SASC’s operating and financial policies, it does not have a financial voting controlling interest in SASC due to the minority shareholders having certain veto approval rights that qualify as substantive participating rights in accordance with ASC 810, Consolidation. As a result, SMG’s investment interest in SASC is recorded using the equity method of accounting.

The following is a summary of SASC’s statement of operations for the nine months ended September 30, 2022:

(in thousands)
Statement of Operations
Revenues	$20,019
Expenses	(18,773)

Net income	$1,246

The Company’s share of SASC’s net income was $0.8 million for the nine months ended September 30, 2022 and is included in Equity in net income of nonconsolidated affiliates in the condensed consolidated statement of operations and comprehensive income.

The Company recorded management fee revenue of $2.9 million and service fee revenue of $5.0 million related to the services provided by SHM and SMG to SASC under the terms of its MSA agreement for the nine months ended September 30, 2022. The Company has a receivable from SASC for $1.7 million as of September 30, 2022.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

10.	Other accrued expenses

Other accrued expenses are recorded for various expenses incurred during the period but have not been settled as of the balance sheet date. Other accrued expenses on September 30, 2022, included the following:

(in thousands)
General and administrative expenses	$34,689
Clinical operating expenses	22,388
Patient/payor reimbursements	17,396
Inventories	4,744
Taxes	3,896

Total Other accrued expenses	$83,113

11.	Debt

Debt consists of the following as of September 30, 2022:

(in thousands)
Long term debt
Term Loan	$1,775,396
Debt issuance costs	(38,264)

Total term loan debt carrying value	1,737,132
Less: Current portion	(17,843)

Long term debt, net of current portion	$1,719,289

On December 23, 2021, the Company amended its credit agreement to include a term loan with an initial principal value of $884.0 million, an incremental term loan with an initial principal value of $900.0 million (together the “Term Loan”), a $275.0 million revolver facility (collectively, the “Amended Credit Agreement”) and a letter of credit sub-facility of $88.3 million.

Total amortization expense relating to OID and deferred financing costs, amounted to $4.8 million for the nine months ended September 30, 2022. The amortization is recorded in interest expense, net on a straight-line basis, which approximates the effective interest method over the terms of the related debt facilities. The total unamortized balance of OID and deferred financing costs as of September 30, 2022 was $38.3 million, recorded as a direct reduction from total long-term debt.

At the Company’s option, borrowings under the Term Loan accrue interest at either: (i) the London Interbank Offer Rate (“LIBOR”) plus a margin of 3.25% or (ii) a base rate, as defined in the Amended Term Loan, plus a margin of 2.25%. The interest rate under the LIBOR election was 6.92% as of September 30, 2022. The interest rate on any outstanding debt related to the Amended Revolver is adjusted as funds are advanced at various rates. There was no balance outstanding on the Revolver as of September 30, 2022. As of September 30, 2022, the Company had outstanding letters of credit of $22.7 million, leaving $65.6 million available under the letter of credit sub-facility.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

Maturities of debt, excluding unamortized debt issuance costs and discounts, are as follows as of September 30, 2022:

(in thousands)
Fiscal Year
2022	$4,461
2023	17,843
2024	17,843
2025	17,843
2026	17,843
Thereafter	1,699,563

$1,775,396

The Amended Credit Agreement is guaranteed and includes a pledge of the Company’s equity interests by certain of the Company’s subsidiaries. In addition, the Amended Credit Agreement is collateralized by substantially all the assets of the Company, excluding the assets of Bend and their respective management service organizations. Refer to Note 5 – Variable Interest Entities for more information.

12.	Seller Obligations

Seller obligations totaled $90.4 million as of September 30, 2022, of which $67.4 million and $23.0 million were classified as current and noncurrent, respectively, in the condensed consolidated balance sheet.

The Med Associates acquisition completed on February 24, 2022 included $9.0 million of deferred cash consideration to be paid out over a two-year period without any contingent conditions, and $0.3 million of contingent consideration. As of September 30, 2022, a total of $4.9 million was classified as Short-term seller obligations and $4.5 million was classified as Long-term seller obligations in the condensed consolidated balance sheet.

Other acquisitions completed during the nine months ended September 2022, included $16.2 million in deferred cash consideration payable in equal annual installments over three years and $6.0 million of contingent Topco equity consideration tied to future business performance. The deferred cash consideration is tied to the continued employment and services of the recipients post-acquisition. As such, the amount is considered compensatory and is expensed over the requisite service periods. The contingent Topco equity consideration of $6.0 million represents management’s estimate of the amount payable based on expected business performance. As of September 30, 2022, a total of $4.2 million was classified as Short-term seller obligations and $3.8 million was classified as Long-term seller obligations in the condensed consolidated balance sheet.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

The NJU acquisition in 2021 included $50.0 million of deferred cash consideration, which will be paid to the sellers in two equal installments of $25.0 million on the first and second anniversaries of the December 30, 2021, acquisition date, subject to the terms of the agreement. Of the $50.0 million in deferred cash consideration, $33.2 million was included as part of the NJU purchase price, taking into consideration services rendered by the recipients prior to the acquisition date but payable, contingent upon the recipients remaining employed at the time of payment. The remaining $16.8 million is tied to both the continued employment and services of the recipients over the two-year period. Thus, this amount is accrued straight-line over the requisite service periods leading up to the respective payment dates. As of September 30, 2022, a total liability of $42.0 million was outstanding, of which $27.3 million was classified as Short-term seller obligations and $14.7 million was classified as Long-term seller obligations in the condensed consolidated balance sheet.

The WestMed acquisition in 2021 included an initial value of $50.0 million in deferred cash consideration, payable to the sellers on the first anniversary of the December 23, 2021 acquisition date. During the nine months ended September 30, 2022, the settlement of the closing statement calculation, as defined by the agreement, resulted in a $10.0 million reduction in the total deferred cash consideration. As the total expected payout of $40.0 million is tied to both the continued employment and services of the recipients, the amount is accrued straight-line over the requisite service period leading up to the payment date. As of September 30, 2022, the entire liability outstanding of $31.0 million was classified as Short-term seller obligations in the condensed consolidated balance sheet.

13.	Self-Insured Risks

The Company has self-insured programs for the professional liability risks of City Medical NY, SMG and Bend. This includes self-insured programs underwritten by RRG for New York and New Jersey medical professionals providing services at “CityMD” branded urgent care offices. Self-insured programs are underwritten by DHIC for SMG and its physician members in New Jersey providing services at SMG’s multi-specialty locations in New Jersey, and for Bend and its physician members in Oregon.

RRG is domiciled and holds a charter in the state of Vermont. DHIC is incorporated as an exempted company with limited liability under the Companies Law of the Cayman Islands and holds an Unrestricted Class “B(i)” Insurer’s License under the Cayman Islands Insurance Law. The RRG and DHIC have obtained reinsurance coverage that are funded via regularly scheduled premium payments. Coverage for the RRG is on a modified claims-made basis and coverage for DHIC is on a claims-made basis.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

The Company’s liabilities for self-insured risks recorded on the condensed consolidated balance sheet as of September 30, 2022, are as follows:

(in thousands)
Entity	Type of coverage
RRG	Modified claims-made	$18,054
DHIC	Claims-made	19,133
SMG and Bend	Incurred but not reported	15,272
SMG and Bend	Claims-made excess coverage	4,245

	Total liabilities	56,704
	Less: Current portion	2,786

	Noncurrent self-insured risks	$53,918

Insurance recoveries recorded related to excess insurance coverage under the policies described below are $4.2 million, as of September 30, 2022, and are recorded within other assets on the condensed consolidated balance sheet.

14.	Member’s Equity

During the nine months ended September 30, 2022, the Company recorded a capital contribution of

$2.5 million related to the sale of Class B-1 Membership Units to certain eligible employees. The Company redeemed $14.1 million of Class B-1 Membership Units and Class I Incentive Units from certain individuals.

15.	Equity Incentive Plan

The Company granted equity compensation to employees and certain other persons for providing services to the Company as defined in the Topco Operating agreement. During the nine month period ended September 30, 2022, Topco equity was granted as part of purchase consideration for certain acquired entities. Refer to Note 3 – Business Combinations for further details. The Company’s equity incentive plan by unit type is described in the notes to the audited consolidated financial statements as of and for the year ended December 31, 2021. There were no significant changes to the Company’s equity incentive plan during the nine month period ended September 30, 2022.

During the nine month period ended September 30, 2022, equity granted included Class B-1’ (“B-1 Prime”) Membership Units and Class E and I Incentive Units for the benefit of Company. All unit payments to employees are recognized in the financial statements based on their estimated grant-date fair value and amortized on a straight-line basis over the requisite service period. Determining the appropriate fair value model and calculating the fair value of equity incentive plan units granted requires the input of highly subjective assumptions, including the expected volatility of the price of the units, the threshold value, the risk-free rate, and the expected term of the units.

These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, the share-based compensation expense could be materially different in the future. The Company estimates the fair value of each unit grant using the Black-Scholes option-pricing model. The Black-Scholes option pricing model requires estimates of key assumptions based on both historical information and management judgment regarding market factors and trends.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

There were no significant impacts to the condensed consolidated financial statements during the nine month period ended September 30, 2022 as a result of changes in the fair value of equity incentive plan units. Compensation expense of $41.5 million was recognized in Equity-based and acquisition-related compensation in the Company’s condensed consolidated statement of operations and comprehensive income for the nine month period ended September 30, 2022. No Class E Units were expensed in the nine month period ended September 30, 2022 given the performance condition was not probable of being achieved.

16.	Litigation Matters and Contingencies

The Company operates in a highly regulated and litigious industry. As a result, the Company has been and may in the future become involved in disputes or litigation from insurance carriers, patients, and employees in the normal conduct of business. The majority of the claims from patients and employees fall within the available insurance coverage.

The Company uses third-party commercial malpractice insurance programs, which are not self- insured and covers providers in northern NY multi-specialty practice and providers primarily focused on urology and related specialties.

The Company records accruals for contingent losses relating to such claims and lawsuits when available information indicates that a loss is probable, and the loss, or a range of the loss, can be reasonably estimated. The Company discloses the nature of the estimated loss, or range of the loss for all material losses that are reasonably possible or reasonably estimable based on available information.

Health care companies may be subject to audits by various governmental agencies and private parties have the right to bring lawsuits. There are no significant lawsuits where insurance coverage is not available and where settlement is both probable and estimable as of September 30, 2022.

On April 7, 2022, the Company received a Civil Investigative Demand (CID) from the U.S. Attorney’s Office, Southern District of New York, seeking information related to claims submitted by the Company to government healthcare programs for patients who received COVID-19 testing at the Company’s urgent care centers from March 2020 through April 7, 2022. The Company has produced documents and information in response to the CID and is cooperating with the investigation. As of the date of this report, the Company is not able to quantify a potential liability, if any, in connection with this matter.

In June 2021, the Company received a subpoena dated June 15, 2021 from the U.S. Attorney’s Office, District of New Jersey (“USAO”). The USAO informed us that they are investigating claims submitted to the Health Resources & Services Administration (“HRSA”) Uninsured Program. The Company received a supplemental subpoena on December 16, 2021 relating to the same issues. The Company has produced documents and information in response to both subpoenas. The Company continues to cooperate with the investigation.

WP CityMD Topco LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 30, 2022

17.	Subsequent Events

The Company has evaluated all events or transactions that occurred after September 30, 2022 through March 16, 2023, the date that the unaudited condensed consolidated financial statements were available to be issued.

Merger and restructuring with Village Practice Management Company, LLC

On November 7, 2022, the Company entered into an Agreement and Plan of Merger in which Village Practice Management Company, LLC (“VillageMD”) would acquire all of the outstanding equity interests in Topco.

On January 3, 2023, VillageMD, through its parent company following an internal reorganization, completed the acquisition of Topco in exchange for $7.0 billion aggregate consideration. In conjunction with the transaction, VillageMD paid off approximately $1.9 billion in outstanding borrowings associated with the Company’s Amended Credit Agreement, as defined in Note 11.